SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 2, 2016

ATRINSIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY		10010
(Address of principal executive offices)		(Zip Code)

212-994-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

As previously announced, on February 12, 2016 we held the first closing (the “Initial Closing”) of a private offering (the “Offering”) of up to 3,200,000 shares (the “Shares”) of our Series B Preferred Stock, par value $0.000001 per share (“Series B Preferred Stock”), at a price of $1.25 per Share, with the ability to increase the Offering to an aggregate of up to 4,400,000 Shares, in our discretion. The Initial Closing was conducted simultaneously with the completion of our merger (the “Merger”) with Protagenic Therapeutics, Inc. (“Protagenic”).

At the Initial Closing we issued 2,775,000 Shares to accredited investors, for total gross proceeds of approximately $3,468,750. Of this amount, $350,000 consisted of conversion of outstanding Protagenic stockholder debt held by Garo H. Armen, our chairmen and a member of our board of directors (and the Chairman of Protagenic prior to the Merger), inclusive of accrued but unpaid interest, and $150,000 consisted of the conversion of our debt (inclusive of accrued but unpaid interest) held by two of our shareholders which was incurred to pay expenses of the Merger and related transactions incurred by or on behalf of us.

On March 2, 2016 we held the second closing (the “Second Closing”) of the Offering, at which we issued an additional 913,200 Shares, for total gross proceeds of $1,141,500.

We paid the Placement Agent (the name of which will be disclosed on a subsequent Current Report on Form 8-K), including its sub-agents, a commission of 10% of the funds raised at the Second Closing from investors introduced by the Placement Agent. In addition, the Placement Agent received warrants (the “Placement Agent Warrants”) to purchase a number of shares of Series B Preferred Stock equal to 10% of the shares of Series B Preferred Stock sold to investors at the Second Closing who were introduced by the Placement Agent. As a result of the foregoing arrangement, at the Second Closing, the Placement Agent (including its sub-agents) was paid commissions of $104,150 and was issued Placement Agent Warrants to purchase 83,320 shares of Series B Preferred Stock at an exercise price of $1.25 per share.

The sale of our securities (including the Series B Preferred Stock, the Placement Agent Warrants and the Series B Preferred Stock underlying the Placement Agent Warrants) in the Offering was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission. In the Offering, no general solicitation was made by us or any person acting on our behalf. The Shares were sold pursuant to transfer restrictions and the shares of Series B Preferred Stock and Placement Agent Warrants sold in the Offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRINSIC, INC.

Date: March 4, 2016	By:	/s/ Alexander Arrow
Name: Alexander Arrow
Title: Chief Financial Officer

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